CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the inclusion in this registration statement on Form S-3 (File No. 333-22201) of our report dated March 19, 1997, on our audits of the consolidated financial statements of The Med-Design Corporation. We also consent to the reference of our firm under the caption "Experts".



/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, PA 19103
April 10, 1997